EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of iVoice, Inc. on Form SB-2 Amendment No. 1 dated February 4, 2004, of our report dated February 27, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) as of December 31, 2002 and 2001 and the reference to our firm as experts in the Registration Statement.



                                                  /s/ Mendlowitz Weitsen, LLP

                                                  Mendlowitz Weitsen, LLP


East Brunswick, New Jersey
February 4, 2004